Exhibit 10.3

EXECUTION COPY

Amalgamation Agreement
Between
Longtail Aviation International Limited

And

Longtail Aviation Ltd. And Its Shareholders

Table of Contents

EXECUTION COPY

Amalgamation agreement - Table of Contents

Table of Contents

Amalgamation agreement

Dated 29th August 2007

Between

Longtail Aviation International Limited, an exempted company incorporated in Bermuda, of Crawford House, 23 Church Street, Hamilton HM 11, Bermuda (“Longtail International”); and

Longtail Aviation Ltd., a local company incorporated in Bermuda, of Crawford House, 23 Church Street, Hamilton HM 11, Bermuda (“Longtail”).

Longtail International and Longtail are sometimes collectively referred to herein as the “Companies” or a “Company”.

Background

Longtail International and Longtail have agreed to amalgamate, subject to the approval of the Registrar of Companies, and continue as one exempted company pursuant to Section 104 of the Companies Act on the terms of this agreement.

It is agreed as follows

1.	Defined terms & interpretation

1.1	Defined terms

In this agreement:

Accounts means each Company’s individual financial statements.

Amalgamated Company has the meaning given to it by clause 2.

Amalgamation Consideration means the consideration (if any) that a holder of shares of an amalgamating company is entitled to receive pursuant to this agreement on the amalgamation of the amalgamating companies.

Balance Sheet means the balance sheet of Longtail as of July 31st, 2007 attached hereto as Exhibit A.

Companies Act or Act means the Companies Act, 1981.

Debt means any and all short or long term debt as of (including any accrued interest) provided for on the Balance Sheet of Longtail and due to an entity owned or controlled by Mark Byrne (a “Byrne Entity”) net of amounts due from a Byrne entity.

Dollars or $ means the lawful currency of the United States of America.

Effective Date means the effective date of the amalgamation of Longtail international and Longtail, being the date shown in the certificate of amalgamation issued by the Registrar of Companies pursuant to Section 108 of the Companies Act.

Encumbrance means a mortgage, charge, pledge, lien option, restrictions, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

Insurance Policies means all insurance policies of which Longtail is a named beneficiary, a copy of which have been provided to Longtail International.

Licence means that licence agreement made the 17th day of January 2004 between the Department of Airport Operations on behalf of the Bermuda Government and Longtail, and any Annexes to that License in effect from time to time.

Premises means those premises described in the Licence pursuant to which Longtail rents hanger and office space.
Shareholder means the shareholders of Longtail.

Warranty means a statement contained in clause 8 and “Warranties” means all those statements.

1.2	Interpretation

In this agreement:

(a)	headings are for reference only and do not affect interpretation;

(b)	the singular includes the plural and vice versa, a gender includes other genders and different grammatical forms of defined expressions have corresponding meanings;

(c)	examples and use of the word including and similar expressions do not limit what else may be included; and

(d)	unless the context requires otherwise, a reference in this agreement to:

(i)	a document or agreement includes that document or agreement as novated, altered, amended, supplemented or replaced from time to time;

(ii)	clauses, schedules and annexures are to those in this agreement, and a reference to this agreement includes any schedule and annexure;

(iii)	a person includes a natural person, partnership, body corporate, incorporated and unincorporated association, governmental or local authority or agency or other entity;

(iv)	legislation or other law or a provision of them includes regulations and other instruments under them, and any consolidation, amendment, re-enactment or replacement.

2.	Amalgamation

Longtail International and Longtail agree to amalgamate and continue as one exempted company under the name of Longtail International (“Amalgamated Company”) pursuant to Section 104 of the Companies Act on the terms of this agreement,

3.	Constitutional documents

3.1	Memorandum of association

The memorandum of association of the Amalgamated Company shall be, when approved by the Registrar of Companies, that of Longtail International.

3.2	Bye-laws

The bye-laws of the Amalgamated Company shall be those, when approved by the Registrar of Companies, of Longtail International.

3.3	Registered Office

The Registered Office of the Amalgamated Company shall be Crawford House, 23 Church Street, Hamilton HM 11, Bermuda.

4.	Directors

The directors of the Amalgamated Company shall be as follows:

Name	Address
Mark Byrne	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda
David A. Brown	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda

James O’Shaughnessy	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda
Donald A. Emeigh	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda

5.	Shares

5.1	Share capital of the Amalgamated Company

The authorised share capital of the Amalgamated Company shall be $100 comprised of 100 common shares, having a par value of $1.00 each.

Longtail International and Longtail will not combine their respective authorised share capitals.

5.2	Amalgamation Consideration

With effect on the Effective Date, the shares of Longtail comprised of 12,000 common shares, having a par value of $1.00 each, shall be cancelled without any repayment of capital in respect of those shares to Longtail.

Provided however, Mark Byrne, as consideration for payments made under this agreement, for and on behalf of all Byrne Entities hereby agrees to forgive, discharge, and extinguish any and all Debt, as defined herein.

In consideration of the forgiveness of the Debt, Longtail International shall pay Mark Byrne an amount equal to the assets listed on Exhibit B and any additional funds advanced by a Byrne Entity to run the day to day operations of Longtail after 7/31/07. No other shareholder of Longtail shall have any right in or to the consideration paid to Mr. Byrne.

Longtail International shall pay the consideration as follows:

1.	80% of the consideration shall be paid within two business clays of the approval of the amalgamation by the Registrar of Companies.
2.
The remaining 20% (the retained amount) shall be paid on or before September 30th, 2007 after the final review of the Balance Sheet has been completed by the Flagstone CFO. The intention of the retained amount is to allow Flagstone additional time to complete its review of the Balance Sheet. In the event that the CFO of Flagstone determines in his reasonable discretion, after consultation with Mark Byrne, that any financial asset included on the Balance Sheet is not collectable, such amount shall be deducted from the retained amount and to the extent that such amount is insufficient to repay Longtail International, Mr. Byrne shall pay Longtail. International an amount no greater than the full consideration paid pursuant to this paragraph 5.2. Provided however, in the event of a disagreement, above, Longtail International shall, in the event the parties cannot agree, assign any and all of its rights to collect such amounts to Mark Byrne.

The Shareholders are parties to this agreement solely with respect to the acknowledgement of an agreement to thc payment obligations to Mr. Byrne and neither Shareholder, except as provided herein, makes any representations or warranties in this agreement except that they collectively own 100% or the authorized and outstanding share capital of Longtail.

5.3	Indemnity

For a period of one year beginning on August 1st, 2007, Mark Byrne hereby agrees to indemnify Longtail International for: (i) any breach of any warranty provided for in Section 8 of this agreement, net of any collectable amounts under any insurance policies, and (ii) any amounts due to the Land Tax office for any period prior to August 1st, 2007 as a result of any final assessment of a Land Tax on the Premises (“Land Tax Claim”). The indemnity provided for herein shall be limited to the amount paid to Mr. Byrne in accordance with Section 5.2, net of the retained amount payments, if applicable.

Mr. Byrne’s obligation under this Indemnity is null and void, if the Amalgamated Company chooses not to pursue the strategy and tactics recommended by Mr. Byrne for the defence against this Land Tax Claim.

6.	Specific Conditions

Each party agrees that the Amalgamation will not be effective unless and until the Amalgamation has been approved by the Registrar of Companies.

7.	Termination

The directors of an amalgamating company may, at any time before the Effective Date, cause the amalgamating company to terminate this agreement by notice to the other amalgamating company despite approval of this agreement by the shareholders of the amalgamating companies.

8.	Warranties

Each Warranty is to be construed independently and (except where this agreement provides otherwise) is not limited by a provision of this agreement or another Warranty.

Each of Longtail International and Longtail warrants to each other that each Warranty as follows is materially true, materially accurate and not misleading at the date of this agreement.

Unless specifically provided otherwise herein, each of Longtail International and Longtail warrants to each other that:

8.1	Incorporation and Existence

It is a limited company incorporated under Bermuda law and have been in continuous existence since incorporation.

8.2	Right, power, authority and action

It has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this agreement and each document to be executed at or before the Effective Date.

It has the right, power and authority to conduct its business as conducted at the date of this agreement.

8.3	Accounts

Its respective Accounts have been prepared on a proper and consistent basis in accordance with the law and applicable standards, principles and practices in accordance with GAAP.

In respect of Longtail, no change in accounting policies has been made in preparing its accounts as at the Balance Sheet for each of the three financial years of it ended on the Balance Sheet, except as stated sheets and profit and loss accounts for those years.

Its respective Accounts show a true and fair view of the assets, liabilities and state of affairs.

8.4	Debts and Liabilities

The Balance Sheet fully discloses and provides adequately for all bad and doubtful debts, liabilities (actual, contingent or otherwise) and all financial commitments.

8.5	Accounting records

Its accounting records are up-to-date, in its possession or under its control and arc properly completed in accordance with the law and applicable standards, principles and practices generally accepted in Bermuda.

8.6	Changes Since July 31st, 2007

(i)	There has been no material adverse change in its financial condition;

(ii)
No material change has occurred in the assets and liabilities shown in its respective Accounts other than financial losses sustained in the ordinary course of business. Longtail has disclosed to the Longtail International that Longtail has made financial losses almost continuously since commencement of operations.

(iii)	It has not, other than in the usual course of business:

(i)	acquired or disposed of, or agreed to acquire or dispose of, an asset; or

(ii)	assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent);

(iv)	It has not factored, sold or agreed to sell a debt (other than in the usual course of business);

(v)
Its business has not been materially and adversely affected by the termination of, or a change in the terms of, an agreement or by the loss of a customer or supplier or by an abnormal factor not affecting similar businesses and to the best of its knowledge, information and belief, no fact or circumstance exists which might have a material and adverse effect on its business;

(vi)	It has not declared, paid or made a dividend or distribution except as provided in its respective Accounts;

(vii)	It has not changed its financial year-end; and

(viii)	It has not created, allotted, issued, acquired, repaid or redeemed share or loan capital or made an agreement or arrangement or undertaken an obligation to do any of those things.

8.7	Assets

Each asset included in its respective Accounts or acquired by it since the Balance Sheet (other than inventory disposed of in the usual course of business) and each asset used by it or which is in its reputed ownership is:

(i)	Legally and beneficially owned solely by it free from any Encumbrance except for letters of credit issued in the ordinary course of business; and

(ii)	Where capable of possession, in the possession or under its control.

It owns or has the right to use each asset necessary for the effective operation of its business.

All machinery, vehicles and equipment (but not aircraft) owned, or possessed by it is in good condition and working order and have been regularly and properly maintained. None is in need of immediate renewal or replacement or is surplus to its requirements.

Its assets registered comprise a materially complete and accurate record of all the machinery, equipment, vehicles and other assets owned, possessed or used by it.

8.8	Insurance of Assets

Each of its insurable assets has at all material times been and is at the date of this agreement insured against each risk normally insured against by a person operating the types of business operated by it.

8.9	Other Insurance

It has at all material times been and is at the date of this agreement adequately insured against accident, damage, injury, and third party loss by the Insurance Policies, a copy of which have been provided to Longtail International.

8.10	Licence

Longtail uses the Premises under the Licence and:

(i)
No person (including, without limitation, the landlord or licensor) may bring the term to an end before the expiry of the Licence by effluxion of time (except by forfeiture or default or by the provisions of the License);

(ii)
There is no fact or circumstance (and, to the best of each of Longtail’s knowledge, information and belief, no fact or circumstance will within 6 months starting on the date of this agreement occur or arise) which:

(a)
Could entitle or require a person (including, without limitation, the landlord or licensor) to forfeit or enter on, or take possession of, or occupy, the Premises, other than in accordance with the provisions of the License; or

(b)	Could restrict or terminate Longtail’s continued and uninterrupted occupation of the Premises.

(iii)	A rent or fee payable in respect of the Premises is not at the date of this agreement being reviewed and cannot be reviewed before the Effective Date.

(iv)
In addition to the Premises, Longtail occupies additional space on a similar basis but without benefit of a contract (the “Month to Month” space). Longtail has no reason to expect that this space will be rescinded, or that the terms will change, but can make no representations in this regard.

8.11	Validity of Agreements

To the best of its knowledge, information and belief, no fact or circumstance exists which invalidate or give rise to a ground for termination, avoidance or repudiation of an agreement, arrangement or obligation to which it is a party. No party with whom it has entered into an agreement, arrangement or obligation has given notice of its termination to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

Neither it nor any party with whom it has entered into an agreement, arrangement or obligation is in material breach of the agreement, arrangement or obligation. To the best of each of its knowledge, information and belief, no fact or circumstance exists which might give rise to a breach of this type.

8.12	Winding up and Administration

No order has been made, petition presented or resolution passed for the winding up of it or for the appointment of a provisional liquidator to it and no administration order has been made in respect of it.

8.13	Receivership

No receiver or receiver and manager has been appointed of the whole or part of its business or assets.

8.14	Litigation

Except as disclosed in writing by a Party to the other prior to this date, neither it nor a person for whose acts or defaults it may be vicariously liable is involved, in a civil, criminal, arbitration, administrative or other proceeding.

Except as disclosed in writing by a Party to the other prior to this date, to the best of its knowledge, information and belief, no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administration or other proceeding involving it or a person for whose acts or defaults it may be vicariously liable.

Except as disclosed in writing by a Party to the other prior to this date, there is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against it or a person for whose acts or defaults it may be vicariously liable.

8.15	Constitution

It is operating and has always operated its business in all respects in accordance with its memorandum of association and bye-laws at the relevant time.

8.16	Registers etc.

Each register, minute book and other book which the Act requires it to keep has been properly kept and contains a complete and accurate record of the matters which it is required by the Act to record. No notice has been received or allegation made that a register or book is incorrect or should be rectified.

8.17	Returns etc.

All returns, particulars, resolutions and other documents required to be delivered by it to the Registrar of Companies of Bermuda or another governmental or other authority or agency have been properly prepared and delivered.

8.18	Powers of attorney and authorities

It has not given a power of attorney or other authority by which a person may enter into an agreement or obligation on its behalf (other than an authority for a director, other officer or employee to enter into an agreement in the usual course of that person’s duties).

9.	General provisions

9.1	Consent and waivers

A consent or waiver by either party in relation to this agreement is effective only if in writing. A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy.

9.2	Severability

A provision of this agreement that is illegal, invalid or unenforceable in a jurisdiction is ineffective in that jurisdiction to the extent of the illegality, invalidity or unenforceability. This does not affect the validity or enforceability of that provision in any other jurisdiction, nor the remainder of this agreement in any jurisdiction.

9.3	Variation

A variation of this agreement must be in writing and signed by or on behalf of each party to it.

9.4	Governing law, jurisdiction and disputes

This agreement is governed by the laws of Bermuda. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Bermuda and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in Bermuda in accordance with the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in Bermuda court.

9.5	Counterparts

This agreement may be executed in any number of counterparts, all of which taken together, constitute the one instrument.

Signature Page Follows

EXECUTED as an agreement on the date first written above.

SIGNED for and on behalf of Longtail Aviation International Limited
/s/ Donald D. Emeigh
Signature
Donald D. Emeigh Director
Print name and position

SIGNED for and on behalf of Longtail Aviation Ltd.
/s/ Mark Byrne
Signature

Mark Byrne, Longtail Shareholder

Signature
/s/ Mark Byrne
Mark Byrne, for and on behalf of all Byrne Entities

Signature
/s/ Anthony Philip
Anthony Philip, Longtail Shareholder